Inuvo, Inc.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	June 13, 2011
	TIME:	at 4:00 p.m. (local time)
	LOCATION:	the Company’s offices located at 15550 Lightwave Drive, Suite 300, Clearwater, Florida 33760

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/INUV and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/INUV

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before June 1, 2011.

you may enter your voting instructions at https://www.iproxydirect.com /INUV until 11:59 pm eastern time June 12, 2011.

The purposes of this meeting are as follows:

1.  Election of two Class III directors.
2.  Ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.
3.  A non-binding advisory vote on the frequency of an advisory vote on executive compensation.
4.  A non-binding advisory vote on executive compensation.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The Board of Directors has fixed the close of business on April 22, 2011 as the Record Date for determining the stockholders that are entitled to notice of and to vote at the 2011 Annual Meeting and any adjournments thereof.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

Inuvo, Inc.
SHAREHOLDER SERVICES
500 Perimeter Park Drive Suite D
Morrisville NC 27560

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT